UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard

Framingham, Massachusetts 01702

(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	KALV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective October 6, 2025, the Board of Directors (the “Board”) of KalVista Pharmaceuticals, Inc. (the “Company”) appointed Bilal Arif as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Arif, age 53, served as the Executive Vice President, Chief Technical Operations Officer of Sarepta Therapeutics, Inc., a commercial-stage biopharmaceutical company, from December 2022 to September 2025, and prior to that was the Senior Vice President, Strategy and Operations from February 2021 to December 2022 and Vice President, Strategy and Operations from March 2019 to February 2021. Mr. Arif served as Vice President Technical Operations of Momenta Pharmaceuticals Inc. (“Momenta”) a biopharmaceutical company acquired by Johnson & Johnson, from March 2017 to March 2019. Prior to Momenta, Mr. Arif served in several roles at Shire plc, a biopharmaceutical company acquired by Takeda Pharmaceutical Co. Ltd., from November 2008 to March 2017, including Vice President, Product Strategy & Planning-Technical Operations from September 2015 to March 2017 and Senior Director, Global External Manufacturing Operations-Technical Operations from January 2012 to August 2015. Prior to joining Shire, Mr. Arif served in positions of increasing responsibility at Altus Pharmaceuticals Inc. and MilliporeSigma. Mr. Arif received his BEng in chemical engineering from McGill University, his MSc. in biotechnology from Tufts University, and his M.B.A. from Brown University and IE Business School.

In connection with his appointment, the Company entered into an Executive Employment Agreement with Mr. Arif (the “Arif Employment Agreement”) that provides for (i) a base salary of $520,000 per year, (ii) an annual bonus target equal to 40% of his base salary and (iii) an award of stock options to purchase 100,000 shares of the Company’s common stock (the “Options”), which will vest over a four year period with 1/4th of the total shares subject to the Options vesting on the one-year anniversary of Mr. Arif’s start date and thereafter, 1/48th of the total number of shares underlying the Options vesting on each monthly anniversary of the vesting commencement date, subject to Mr. Arif’s continued service through each vesting date. In addition, pursuant to the terms of the Arif Employment Agreement, if his employment is terminated either by the Company without “cause” or by Mr. Arif for “good reason” (as such terms are defined in the Arif Employment Agreement), Mr. Arif will be entitled to (1) a lump sum payment equal to 12 months of his base salary and (2) reimbursement for continuation coverage under COBRA for 12 months. If within two years immediately following the consummation of a “change in control” (as such term is defined in the Arif Employment Agreement), Mr. Arif’s employment is terminated either by the Company without “cause” or by Mr. Arif for “good reason”, Mr. Arif will be entitled to (1) a lump sum cash payment equal to 12 months of his base salary, (2) a lump sum payment equal to his full target bonus for the fiscal year in which such termination of employment occurs, (3) reimbursement for continuation coverage under COBRA for 12 months and (4) full vesting of all outstanding unvested equity-based awards (with performance metrics applicable to performance based equity awards to be deemed achieved at “target” or “actual”, if determinable, unless the performance award provides otherwise).

In connection with his appointment, Mr. Arif will execute the Company’s standard form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.1.

There are no other arrangements or understandings between Mr. Arif and any other persons, pursuant to which he was appointed as Chief Operating Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Arif and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 6, 2025, the Company issued a press release announcing Mr. Arif’s appointment, a copy of which is attached hereto as Exhibit 99.1 The information contained in this Item 7.01, including Exhibit 99.1, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Indemnification Agreement.

99.1	Press Release issued October 6, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

Date: October 6, 2025	By:	/s/ Brian Piekos
Brian Piekos
Chief Financial Officer